Exhibit 77E
LEGAL PROCEEDINGS

Since October 2003
 Federated and related
entities collectively
Federated and various
Federated funds Funds
have been named as
defendants in several
class action lawsuits
now pending in the
United States
District Court
for the District of
Maryland The lawsuits were
purportedly filed on
behalf of people who
purchased owned and
or redeemed shares of
Federated-sponsored
mutual funds during
specified periods
beginning November 1
1998 The suits are
generally similar in
alleging that Federated
engaged in illegal and
improper trading practices
including
market timing and
late trading in
concert with certain
institutional traders
which allegedly caused
financial injury to the
mutual fund shareholders
These lawsuits began to
 be filed shortly after
Federateds first public
announcement that it had
received requests for
information on shareholder
trading activities in
the Funds from the SEC
the Office of the New
York State Attorney
General NYAG and other
authorities In that
regard
on November 28 2005
Federated announced
that it had reached
final settlements with
the SEC and the NYAG
with respect to those
 matters
Specifically the SEC
and NYAG settled
proceedings against
three Federated
 subsidiaries involving
undisclosed market timing
arrangements and late
trading The SEC made
 findings that Federated
Investment Management
Company FIMC an SEC
registered investment
adviser to various Funds
and Federated Securities
Corp an SEC-registered
broker dealer and distributor
 for the Funds violated
provisions of the Investment
Advisers Act
and Investment Company
Act by approving but not
disclosing three market
timing arrangements
 or the associated
conflict of interest
between
FIMC and the funds
 involved in the
arrangements either
to other fund shareholders
 or to the funds board and that
 Federated Shareholder
Services Company
formerly an SEC
registered transfer agent
failed to prevent a customer
and a Federated employee from
late trading in violation
of provisions of the
Investment Company Act
The NYAG found that
such conduct violated
provisions of New York
State law Federated
entered
into the settlements
without admitting or
denying the regulators
findings As Federated
previously reported in
 2004 it has already paid
approximately 80 million
to certain funds as
determined by an
independent consultant
 As part of these settlements
Federated agreed to pay
disgorgement and a
civil money penalty
in the aggregate amount
 of an additional 72
 million and among other
things agreed that it
would not
serve as investment
adviser to any registered
 investment company unless
i at least 75% of the funds
directors are independent
of Federated
ii the chairman of each
such fund is independent
of Federated iii no action
 may be taken by the funds
 board or any committee thereof
unless approved by a
majority of the independent
trustees of the fund or
committee respectively and
iv the fund appoints a
senior officer who
reports to the independent
trustees and is responsible
for monitoring compliance by
the fund with applicable laws
and fiduciary duties and for
managing the process by
which management fees
charged to a fund are
approved The settlements
are described in Federateds
announcement
which along with previous
press releases and related
communications on those
matters
is available in the About
Us section of Federateds
website at FederatedInvestorscom
Federated entities have
also been named as
defendants
 in several additional
lawsuits that are now
pending in the United
States District Court for
the Western District of
Pennsylvania alleging
among other things
excessive advisory and
Rule 12b-1 fees
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the lawsuits
described in the
preceding two paragraphs
 Federated and the Funds
and their respective
counsel have been defending
this litigation and none of
the Funds
remains a defendant in
any of the lawsuits though
 some could potentially
 receive any recoveries
as nominal defendants
Additional lawsuits based
upon similar allegations
may be filed in the future
 The potential impact of
these lawsuits all of
which seek unquantified
damages attorneys fees
and expenses and future
potential similar suits
is uncertain Although we
 do not believe that these
lawsuits will have a
 material adverse effect
on
the Funds there can be
no assurance that these
suits ongoing adverse
publicity and/or other
developments resulting
from the regulatory
investigations will not
result in increased Fund
redemptions reduced sales
 of Fund shares or other